Exhibit 31.2

CERTIFICATION BY CHIEF FINANCIAL OFFICER

I, L. Kian Granmayeh, Chief Financial Officer of the Company, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Tellurian Inc. for the fiscal year ended December 31, 2019; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2020

/s/ L. Kian Granmayeh
L. Kian Granmayeh
Chief Financial Officer
(as Principal Financial Officer)
Tellurian Inc.